Exhibit 10.10.B

AMENDMENT TO

SCRIPPS NETWORKS INTERACTIVE, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

The Scripps Networks Interactive, Inc. Executive Deferred Compensation Plan (Part Two) (the “Plan”) is hereby amended, effective January 1, 2010, as follows:

1. Section 2.2 of the Plan is hereby superseded and replaced in its entirety as set forth below:

“2.2	“Affiliated Group” means the Company, each Subsidiary, The Edward W. Scripps Trust and Miramar Services, Inc.”

2. Section 2.6 of the Plan is hereby superseded and replaced in its entirety as set forth below:

“2.6	“Basic Plan” means the Scripps Networks Interactive 401K Savings Plan, or its successor.”

3. Section 2.21 of the Plan is hereby superseded and replaced in its entirety as set forth below:

“2.21	“Eligible Employee” means those employees of the Affiliated Group who are (a) expressly selected by the Committee, in its sole discretion, to participate in the Plan, and (b) a member of a “select group of management or highly compensated employees,” within the meaning of Sections 201, 301 and 401 of ERISA. In lieu of expressly selecting Eligible Employees for Plan participation, the Committee may establish eligibility criteria (consistent with the requirements of paragraph (b) of this Section) providing for participation of all Eligible Employees who satisfy such criteria. The Committee may at any time, in its sole discretion, change the eligibility criteria for Eligible Employees, or determine that one or more Participants will cease to be an Eligible Employee.”

4. Section 2.41 of the Plan is hereby deleted in its entirety.

5. Section 4.3(a) of the Plan is hereby amended by adding the following sentence to the end thereof:

“Eligible Employees may also choose to provide that their designated deferral rate for Base Compensation shall apply only to the amount by which their Base Compensation for any specified calendar year exceeds the applicable compensation limit imposed under Section 401(a)(17) of the Code for that year.”

6. Article 5 of the Plan is hereby superseded and replaced in its entirety as set forth below:

ARTICLE 5.

COMPANY MATCHING CONTRIBUTIONS

5.1	ELIGIBILITY. Each Eligible Employee shall be eligible to receive a Company Matching Contribution to his or her Company Matching Contributions Subaccount, upon the terms and subject to the conditions of this Article 5.

5.2	AMOUNT. The Company Matching Contribution for any Eligible Employee described in Section 5.1 hereof with respect to any Contribution Period (as defined in the Basic Plan) shall equal 50% of the sum of (a) the Eligible Employee’s Base Deferrals for that period, but only to the extent that the Base Deferral relates to Base Compensation in excess of the applicable compensation limit imposed under Section 401(a)(17) of the Code for that year, plus (b) any Incentive Deferrals during that period; provided, however, that the Company Matching Contribution for any Eligible Employee for any such period shall not exceed three percent (3%) of the Eligible Employee’s (i) Base Compensation for such period in excess of the applicable compensation limit imposed under Section 401(a)(17) of the Code plus (ii) Incentive Compensation for such period.

5.3.	DATE OF CREDIT. Company Matching Contributions for a Contribution Period shall be treated as if they were set aside in an Eligible Employee’s Company Matching Contributions Subaccount as soon as administratively practicable following the end of the Contribution Period and on the date specified by the Committee in its sole discretion.”

7. Section 6.1 of the Plan is hereby superseded and replaced in its entirety as set forth below:

“6.1	GENERAL. Each Participant’s Deferral Contributions Subaccount shall be one hundred percent (100%) vested at all times. Each Participant’s Company Matching Contributions Subaccount shall become vested at the same time, and to the same extent, as the Participant’s “Regular Matching Contributions Sub-Account” under the Basic Plan.”

8. Except as explicitly set forth herein, the Plan will remain in full force and effect.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
Christopher R. Powell, Senior Vice President and Executive Vice President, Human Resources, Scripps Networks

3